                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Novellus Systems, Inc. 2001 Stock Incentive Plan of our report dated May 31, 2001, with respect to the consolidated financial statements and schedule of Novellus Systems, Inc. included in its Current Report on Form 8-K dated June 1, 2001, filed with the Securities and Exchange Commission.

                                           /s/ ERNST & YOUNG LLP

San Jose, California
September 25, 2001